                                                                    Exhibit 99.1


SALLIEMAE                                               N E W S    R E L E A S E
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE                   MEDIA CONTACTS:      INVESTOR CONTACT:
                                        Jim Boyle            Jeff Heinz
                                        (703) 810-5605       (703) 810-7751
                                        Martha Holler
                                        (703) 810-5178


             USA EDUCATION, INC. (NYSE: SLM) REPORTS FOURTH-QUARTER
              `CORE CASH BASIS' EARNINGS PER DILUTED SHARE OF $1.03 COMPANY ACHIEVES MILESTONE OF $10 BILLION IN ANNUAL,
                         PREFERRED-CHANNEL ORIGINATIONS


RESTON, VA., JAN. 17, 2002 - USA Education, Inc., commonly known as Sallie Mae (NYSE: SLM), today announced that its fourth-quarter 2001 "core cash basis" earnings were $163 million, an 18-percent increase over the year-ago quarter of $138 million. "Core cash basis" earnings per share, which measure the recurring earnings of the company, were $1.03 per diluted share, a 29-percent increase over $.80 in the year-ago quarter. For the year ended Dec. 31, 2001, "core cash basis" earnings were a record $624 million or $3.75 per diluted share, a 27-percent increase over $492 million or $2.93 per diluted share in 2000.

         A principal driver of Sallie Mae's continued strong performance is its preferred-channel loan originations activity, which consists of the company's own loans as well as those from its affiliated and partner brands. The volume of these preferred-channel originations totaled $2.4 billion during the fourth quarter of 2001, a 21-percent increase from the $2.0 billion of originations made during the year-ago period. Loan originations are a key measure of the company's market share success, and serve as an indicator of future loan volume. During the 2001 calendar year, the company originated a record $10.1 billion through its preferred channel, compared to $7.3 billion in the year-ago period, a 38-percent increase. This increase in preferred-channel originations includes the growth attributed to the purchases of USA Group and Student Loan Funding Resources in July 2000.

         "Generating $10 billion in preferred-channel volume is a significant milestone for us," said Albert L. Lord, vice chairman and chief executive officer, Sallie Mae. "This steep ramp-up in volume demonstrates the success of our campus-based sales efforts. Our sales force, now numbering well over 200, has responded to our school customers' needs, as our origination results demonstrate."

         "Core cash basis" net interest income totaled $341 million for the quarter, a 25-percent increase from $273 million in the year-ago quarter. For the year ended Dec. 31, 2001, "core cash basis" net interest income totaled $1.3 billion, a 22-percent increase from the $1.0 billion generated in 2000. The growth in net interest income is attributed to a 17-percent, year-over-year increase in the average balance of managed student loans and a significant increase in the student loan spread. The "core cash basis" student loan spread equaled 1.81 percent for the year ended 2001 and 1.70 percent for the year ended 2000.


                                     (MORE)


--------------------------------------------------------------------------------
SALLIE MAE - 11600 SALLIE MAE DRIVE - RESTON, VIRGINIA 20193 - WWW.SALLIEMAE.COM

USA EDUCATION, INC.  FOURTH-QUARTER EARNINGS
PAGE 2


         "Core cash basis" other income totaled $111 million for the quarter, compared to $131 million in the prior quarter and $119 million in the year-ago quarter. The 2001 fourth-quarter figure was down from both the prior and year-ago quarters, principally due to seasonal factors associated with the guarantor services operation, and income related to the USA Group and Student Loan Funding Resources transactions, respectively.

         "With our recently announced acquisitions of two of the most highly respected student loan default-collection agencies -- Pioneer Credit Recovery and General Revenue Corporation -- we are well-positioned to add significantly to this area of fee-based revenue in 2002," said Thomas J. Fitzpatrick, president and chief operating officer, Sallie Mae. "At the same time, we are making good on our promise to hold the line on operating expenses and, in fact, decreased our total `core cash basis' operating expenses for the fourth quarter to $170 million, compared to $173 million in the previous quarter."

         Under "core cash basis" results, securitizations are treated as financings, not sales. Accordingly, no gains on sales or subsequent servicing or securitization revenues are recognized. The following items are excluded from "core cash basis" results: the amortization and changes in market value of goodwill and intangible assets; non-recurring items such as floor income, gains and losses on the sales of investment securities and student loans; the one-time integration charge of the USA Group acquisition; and the effects of Statement of Financial Accounting Standards No.133 ("SFAS 133").

         Sallie Mae reported fourth-quarter 2001 GAAP net income of $266 million or $1.69 per diluted share, compared to $99 million or $.56 per diluted share in the year-ago period. Under SFAS 133, the company was required to record a non-cash, mark-to-market, after-tax gain of $45 million or $.29 per diluted share, resulting principally from floor contracts the company sells to lock in its long-term spreads on student loans. Excluding the effects of SFAS 133, Sallie Mae reported GAAP net income of $221 million or $1.40 per diluted share for the fourth quarter of 2001.

         The company will host its regular earnings conference call at noon today. Sallie Mae executives will discuss various highlights of the quarter and answer questions related to the company's performance. Individuals interested in participating should call the following number today, Jan. 17, 2002, starting at 11:45 a.m. EST: (877) 777-1971 (USA and Canada) or (612) 333-4911
(International). The conference call will be replayed continuously beginning Thursday, Jan. 17, at 3:30 p.m. EST and concluding at 11:59 p.m. EST on Thursday, Jan. 24. Please dial (800) 475-6701 (USA and Canada) or dial (320) 365-3844 (International) and use access code 621986. In addition, there will be a live audio webcast of the conference call, which may be accessed at http://www.salliemae.com. A replay will be available 30-45 minutes after the live broadcast.

         Statements in this release referring to expectations as to future market share, the successful consummation of any business acquisitions and other future developments are forward-looking statements, which involve risks, uncertainties and other factors that may cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.


                                     (MORE)


USA EDUCATION, INC.  FOURTH-QUARTER EARNINGS
--------------------------------------------------------------------------------
SALLIE MAE - 11600 SALLIE MAE DRIVE - RESTON, VIRGINIA 20193 - WWW.SALLIEMAE.COM

SALLIE MAE, founded 28 years ago, provides funds for educational loans, primarily federally guaranteed student loans originated under the Federal Family Education Loan Program (FFELP). The company currently owns or manages nearly $72 billion in student loans for more than seven million borrowers, and provides parents, students and educators with comprehensive information on the financial aid process. Through its specialized subsidiaries and divisions, Sallie Mae also provides an array of consumer credit loans, including those for lifelong learning and K-12 education, and business and technical outsourcing services for colleges and universities. More information is available at http://www.salliemae.com. Sallie Mae is a registered service mark of the Student Loan Marketing Association. USA Education, Inc. and its subsidiaries, other than the Student Loan Marketing Association, are not sponsored by or agencies of the United States.


                                       ###







--------------------------------------------------------------------------------
SALLIE MAE - 11600 SALLIE MAE DRIVE - RESTON, VIRGINIA 20193 - WWW.SALLIEMAE.COM

                               USA EDUCATION, INC.
                        SUPPLEMENTAL EARNINGS DISCLOSURE
                                DECEMBER 31, 2001
                (DOLLARS IN MILLIONS, EXCEPT EARNINGS PER SHARE)

=============================================================================================================================

                                                              QUARTERS ENDED                          YEARS ENDED
                                                 -----------------------------------------            DECEMBER 31,
                                                 DECEMBER 31,  SEPTEMBER 30,  DECEMBER 31,   -----------------------------
                                                     2001          2001           2000           2001            2000
                                                 ------------  -------------  ------------   -------------   -------------
Net income                                        $     266     $    (194)     $      99      $     384        $     465
 "Core cash basis" net income *                         163           163            138            624              492

Diluted earnings per share                        $    1.69     $   (1.25)     $     .56      $    2.28        $    2.76
"Core cash basis" diluted earnings per share           1.03           .99            .80           3.75             2.93

Net interest margin                                    2.18 %        1.65 %         1.35 %         1.82 %           1.52 %
"Core cash basis" net interest margin                  1.74          1.64           1.42           1.64             1.53

Return on assets                                       2.11 %       (1.58)%          .83%           .78 %           1.06 %
"Core cash basis" return on assets                      .82           .82            .71            .79              .71

Student loan spread                                    2.50 %        1.91 %         1.76 %         2.01 %           1.82 %
"Core cash basis" student loan spread                  1.89          1.79           1.64           1.81             1.70

Average on-balance sheet student loans            $  41,504     $  40,180      $  37,024      $  40,025        $  34,637
Average off-balance sheet student loans              30,484        31,370         30,438         30,594           25,711
                                                 ------------  -------------  ------------   -------------   -------------
Average managed student loans                     $  71,988     $  71,550      $  67,462      $  70,619        $  60,348
                                                 ============  =============  ============   =============   =============

Ending on-balance sheet student loans             $  41,001     $  40,644      $  37,647
Ending off-balance sheet student loans               30,725        31,185         29,868
                                                 ------------  -------------  ------------

Ending managed student loans                      $  71,726     $  71,829      $  67,515
                                                 ============  =============  ============

* "Core cash basis" net income includes securitizations as financings and excludes the amortization and changes in market value of goodwill and intangible assets, and non-recurring items such as floor income, certain integration charges and the liquidation of investment securities and student loans. Effective January 1, 2001, "core cash basis" net income also excludes the effects of SFAS 133.

=============================================================================================================================

                               USA EDUCATION, INC.

                        CONSOLIDATED STATEMENTS OF INCOME



(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                        QUARTERS ENDED
                                                          ------------------------------------------    YEARS ENDED DECEMBER 31,
                                                          DECEMBER 31,   SEPTEMBER 30,  DECEMBER 31,   --------------------------
                                                              2001           2001          2000           2001           2000
                                                          -----------    -----------    -----------    -----------    -----------
Interest income:
  Student loans                                           $   548,554    $   591,721    $   782,144    $ 2,527,818    $ 2,854,231
  Warehousing advances                                          7,469         10,625         15,360         43,401         56,410
  Academic facilities financings                               12,616         13,003         14,637         53,485         66,709
  Investments                                                  60,080         83,942        140,768        372,827        501,309
                                                          -----------    -----------    -----------    -----------    -----------
Total interest income                                         628,719        699,291        952,909      2,997,531      3,478,659
Interest expense                                              360,133        501,672        794,964      2,124,115      2,836,871
                                                          -----------    -----------    -----------    -----------    -----------
Net interest income                                           268,586        197,619        157,945        873,416        641,788
Less: provision for losses                                     23,822         15,299          9,354         65,991         32,119
                                                          -----------    -----------    -----------    -----------    -----------
Net interest income after provision for losses                244,764        182,320        148,591        807,425        609,669
                                                          -----------    -----------    -----------    -----------    -----------

Other income:
   Gains on student loan securitizations                       20,278         27,143            836         75,199         91,846
   Servicing and securitization revenue                       201,637        118,940         84,952        634,320        295,646
   Gains (losses) on sales of securities                      (74,580)       (24,788)       (25,316)      (178,287)        18,622
   Guarantor servicing fees                                    65,906         75,732         73,810        255,171        128,375
   Derivative market value adjustment                          98,425       (552,832)             -       (505,687)             -
   Other                                                       42,988         68,070         46,530        236,901        153,143
                                                          -----------    -----------    -----------    -----------    -----------
Total other income                                            354,654       (287,735)       180,812        517,617        687,632
Operating expenses                                            185,901        184,113        174,312        707,654        532,710
Integration charge                                                  -              -              -              -         53,000
                                                          -----------    -----------    -----------    -----------    -----------
Income before income taxes and minority interest in net
   earnings of subsidiary                                     413,517       (289,528)       155,091        617,388        711,591
Income taxes                                                  145,522        (98,656)        53,762        223,322        235,880
Minority interest in net earnings of subsidiary                 2,050          2,673          2,673         10,070         10,694
                                                          -----------    -----------    -----------    -----------    -----------
NET INCOME                                                    265,945       (193,545)        98,656        383,996        465,017
Preferred stock dividends                                       2,875          2,875          2,864         11,501         11,522
                                                          -----------    -----------    -----------    -----------    -----------
Net income attributable to common stock                   $   263,070    $  (196,420)   $    95,792    $   372,495    $   453,495
                                                          ===========    ===========    ===========    ===========    ===========
BASIC EARNINGS PER SHARE                                  $      1.69    $     (1.25)   $       .58    $      2.34    $      2.84
                                                          ===========    ===========    ===========    ===========    ===========
Average common shares outstanding                             155,582        157,074        163,927        159,078        159,482
                                                          ===========    ===========    ===========    ===========    ===========
DILUTED EARNINGS PER SHARE                                $      1.69    $     (1.25)   $       .56    $      2.28    $      2.76
                                                          ===========    ===========    ===========    ===========    ===========
Average common and common equivalent shares outstanding       155,582        157,074        169,866        163,400        164,355
                                                          ===========    ===========    ===========    ===========    ===========

                               USA EDUCATION, INC.

                           CONSOLIDATED BALANCE SHEETS


(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                    DECEMBER 31,       SEPTEMBER 30,       DECEMBER 31,
ASSETS                                                                  2001               2001                 2000
                                                                    -----------         -----------         -----------
Student loans                                                       $41,000,870         $40,643,809         $37,647,297
Warehousing advances                                                  1,035,906             979,642             987,352
Academic facilities financings                                          732,241             760,435             851,168
Cash and investments                                                  5,787,153           7,233,358           5,940,490
Other assets                                                          4,317,789           4,243,591           3,365,481
                                                                    -----------         -----------         -----------

Total assets                                                        $52,873,959         $53,860,835         $48,791,788
                                                                    ===========         ===========         ===========

LIABILITIES

Short-term borrowings                                               $31,064,821         $31,749,596         $30,463,988
Long-term notes                                                      17,285,350          17,654,066          14,910,939
Other liabilities                                                     2,851,326           2,717,664           1,787,642
                                                                    -----------         -----------         -----------

Total liabilities                                                    51,201,497          52,121,326          47,162,569
                                                                    -----------         -----------         -----------

COMMITMENTS*

 MINORITY INTEREST IN SUBSIDIARY                                              -             213,883             213,883

STOCKHOLDERS' EQUITY

Preferred stock, par value $.20 per share, 20,000 shares
  authorized: 3,300; 3,300; and 3,300 shares, respectively,
  issued at stated value of $50 per share                               165,000             165,000             165,000
Common stock, par value $.20 per share, 375,000 shares
  authorized: 202,736; 202,165; and 190,852 shares,
  respectively, issued                                                   40,547              40,433              38,170
Additional paid-in capital                                              805,804             769,360             225,211
Unrealized gains on investments, net of tax                             670,199             706,028             311,301
Retained earnings                                                     2,068,490           1,836,364           1,810,902
                                                                    -----------         -----------         -----------

Stockholders' equity before treasury stock                            3,750,040           3,517,185           2,550,584
Common stock held in treasury at cost: 47,241; 45,395;
  and 26,707 shares, respectively                                     2,077,578           1,991,559           1,135,248
                                                                    -----------         -----------         -----------

Total stockholders' equity                                            1,672,462           1,525,626           1,415,336
                                                                    -----------         -----------         -----------

Total liabilities and stockholders' equity                          $52,873,959         $53,860,835         $48,791,788
                                                                    ===========         ===========         ===========


* Commitments to purchase loans, lines of credit, letters of credit, and academic facilities financing letters of credit were $21.6 billion, $2.6 billion, $3.2 billion, and $45.5 million, respectively, at December 31, 2001.

                               USA EDUCATION, INC.

                           PRO-FORMA "CORE CASH BASIS"

                        CONSOLIDATED STATEMENTS OF INCOME

The following pro-forma statements of income measure only the recurring earnings of the Company. Accordingly, securitization transactions are treated as financings, not sales, and thereby gains on such sales and subsequent servicing and securitization revenues are eliminated from net income. In addition, the effects of floor income, certain gains and losses on sales of investment securities and student loans, certain integration charges, the amortization and changes in market value of goodwill and intangible assets, and the non-cash, derivative market value adjustment in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," are also excluded from net income. Management refers to these pro-forma results as "core cash basis" statements of income. Management monitors the periodic "core cash basis" earnings of the Company's managed student loan portfolio and believes that they assist in a better understanding of the Company's student loan business.


(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                         QUARTERS ENDED
                                                          --------------------------------------------     YEARS ENDED DECEMBER 31,
                                                           DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,   ---------------------------
                                                               2001            2001          2000            2001            2000
                                                          -------------   -------------  -------------   ------------    -----------
                                                           (UNAUDITED)     (UNAUDITED)    (UNAUDITED)     (UNAUDITED)    (UNAUDITED)
Interest income:
  Student loans                                            $   857,383     $ 1,051,576    $ 1,440,935    $ 4,324,623     $ 5,014,858
  Warehousing advances                                           7,469          10,625         15,360         43,401          56,410
  Academic facilities financings                                12,616          13,003         14,637         53,485          66,709
  Investments                                                   59,604          78,805        155,626        371,633         528,960
                                                           -----------     -----------    -----------    -----------     -----------

Total interest income                                          937,072       1,154,009      1,626,558      4,793,142       5,666,937
Interest expense                                               595,899         833,832      1,353,453      3,521,985       4,627,783
                                                           -----------     -----------    -----------    -----------     -----------

Net interest income                                            341,173         320,177        273,105      1,271,157       1,039,154
Less: provision for losses                                      30,320          20,991         13,730         89,145          52,951
                                                           -----------     -----------    -----------    -----------     -----------
Net interest income after provision for losses                 310,853         299,186        259,375      1,182,012         986,203
                                                           -----------     -----------    -----------    -----------     -----------

Other income:
   Gains (losses) on sales of securities                        (1,560)            505             52         (1,574)          1,334
   Guarantor servicing fees                                     65,906          75,732         73,810        255,171         128,375
   Other                                                        46,332          55,230         45,614        201,581         151,496
                                                           -----------     -----------    -----------    -----------     -----------
Total other income                                             110,678         131,467        119,476        455,178         281,205
Operating expenses                                             169,933         173,084        164,935        660,555         514,093
                                                           -----------     -----------    -----------    -----------     -----------
Income before income taxes and minority interest in net
  earnings of subsidiary                                       251,598         257,569        213,916        976,635         753,315
Income taxes                                                    86,479          91,770         73,225        342,553         250,128
Minority interest in net earnings of subsidiary                  2,050           2,673          2,674         10,070          10,694
                                                           -----------     -----------    -----------    -----------     -----------
NET INCOME                                                     163,069         163,126        138,017        624,012         492,493
Preferred stock dividends                                        2,875           2,875          2,865         11,501          11,520
                                                           -----------     -----------    -----------    -----------     -----------
Net income attributable to common stock                    $   160,194     $   160,251    $   135,152    $   612,511     $   480,973
                                                           ===========     ===========    ===========    ===========     ===========
BASIC EARNINGS PER SHARE                                   $      1.03     $      1.02    $       .82    $      3.85     $      3.02
                                                           ===========     ===========    ===========    ===========     ===========
Average common shares outstanding                              155,582         157,074        163,927        159,078         159,482
                                                           ===========     ===========    ===========    ===========     ===========
DILUTED EARNINGS PER SHARE                                 $      1.03     $       .99    $       .80    $      3.75     $      2.93
                                                           ===========     ===========    ===========    ===========     ===========
Average common and common equivalent shares outstanding        155,582         162,080        169,866        163,400         164,355
                                                           ===========     ===========    ===========    ===========     ===========